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SEI Notice of

Annual Meeting

OF SHAREHOLDERS TO BE HELD MAY 25, 2010

SEI INVESTMENTS COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2010

The Annual Meeting of Shareholders of SEI Investments Company, a Pennsylvania business corporation, will be held at 9:00 a.m., local time, Tuesday, May 25, 2010, at 1 Freedom Valley Drive, Oaks, PA 19456-1100, for the following purposes

1.	To elect two directors with a term expiring at our 2013 Annual Meeting of Shareholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants to examine SEI’s consolidated financial statements for 2010; and

3.	To transact such other business as may properly come before our 2010 Annual Meeting of Shareholders or any adjournments thereof.

Only shareholders of record at the close of business on March 24, 2010 will be entitled to notice of, and to vote at, our 2010 Annual Meeting of Shareholders and any adjournments thereof.

By order of the Board of Directors,

William M. Doran

Secretary

April 14, 2010

Your vote is important. Accordingly, you are asked to complete, sign, and return the accompanying proxy card in the envelope provided, which requires no postage if mailed in the United States. Most shareholders also have a choice of voting over the Internet or by telephone. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available.

REQUEST ELECTRONIC DELIVERY OF ANNUAL MEETING DOCUMENTS.

Shareholders may elect to receive future distribution of proxy documents and annual reports by electronic access. To take advantage of this cost-saving service please see page 20 of the attached Proxy Statement for further information.

SEI Investments Company

Oaks, PA 19456-1100

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission (“SEC”) has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2010 annual meeting of shareholders.

Shareowners who hold SEI shares through a broker, bank or other financial institution receive proxy materials and a Voting Instruction Form — either electronically or by mail — before each shareowner meeting. In the past, if you did not transmit your voting instructions before the shareowner meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Shareowner Voting

Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the Voting Instruction Form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareowner meeting.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of our company. Please review the proxy materials and follow the instructions on the Voting Instruction Form to vote your shares. We hope you will exercise your rights and fully participate as a shareowner in our company’s future.

SEI INVESTMENTS COMPANY

OAKS, PA 19456 - 1100

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEI Investments Company (“SEI,” “the Company,” “we,” or “our”) of proxies for use at our 2010 Annual Meeting of Shareholders to be held on May 25, 2010 and at any adjournments thereof. Action will be taken at our 2010 Annual Meeting of Shareholders to elect two directors with a term expiring at our 2013 Annual Meeting of Shareholders; to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accountants to examine SEI’s consolidated financial statements for 2010; and to consider such other business as may properly come before our 2010 Annual Meeting of Shareholders and any adjournments thereof. This Proxy Statement, the accompanying proxy card, and our Annual Report for 2009 will be sent to our shareholders on or about April 14, 2010.

VOTING AT THE MEETING

Only the holders of shares of our common stock, par value $.01 per share (“Shares”), of record at the close of business on March 24, 2010 are entitled to vote at our 2010 Annual Meeting of Shareholders. On that date, there were 189,668,710 Shares outstanding and entitled to be voted at our 2010 Annual Meeting of Shareholders. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of SEI. See “Ownership of Shares” for information regarding the ownership of Shares by directors, nominees, officers and certain shareholders of SEI.

The Shares represented by each properly executed proxy card will be voted in the manner specified by the respective shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to our Board of Directors of the nominees listed herein and FOR the ratification of the appointment of PwC as independent registered public accountants to examine SEI’s consolidated financial statements for 2010. If any other matters are properly presented for action at the meeting, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

In addition to proxy cards, we also offer electronic voting to all registered shareholders to enable them to direct the voting of their shares. Registered shareholders and participants in an SEI employee savings plan in the United States or Canada may submit proxies or voting instructions by telephone by dialing 1-800-690-6903, having a copy of the proxy card available for reference and following the voice prompts. Registered shareholders and SEI savings plan participants may also submit proxies or voting instructions via the Internet by accessing the following website: www.ProxyVote.com, having a copy of the proxy card available for reference and marking the appropriate boxes. Beneficial owners of shares held through a broker, bank or nominee may submit voting instructions by telephone or via the Internet if the firm holding shares for their account offers any of these voting methods. Beneficial shareholders should refer to the instructions on how to vote provided by that firm. Please read both the Proxy Statement and the Annual Report before you cast your vote.

Should you choose to take advantage of voting via the Internet, you will have the option immediately following the casting of your vote to elect to receive future shareholder communications, including the Proxy Statement and Annual Report, electronically over the Internet. Please note that although there is no charge to vote via the Internet, there may be costs associated with accessing the Internet, such as charges from Internet access providers and telephone companies. These costs are your responsibility. Also, please be aware that we are not involved in the operation of the Web site and cannot take responsibility for any inaccurate, erroneous, or incomplete information that may appear.

Shareholders who submit a proxy or voting instructions need not vote at the Annual Meeting. However, we will pass out written ballots at the Annual Meeting to any registered shareholder, savings plan participant or holder of a legal proxy who wishes to vote in person at the Annual Meeting. Any shareholder giving a proxy or other voting instruction has the right to revoke it by providing written notice of revocation to our Secretary at any time before the proxy or voting instruction is voted. Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker, or other record owner) records the fact of abstention or fails to vote (including broker nonvotes) either in person or by proxy, such action is not considered a vote cast and will have no effect on the proposals submitted to the shareholders described in this Proxy Statement, but the shareholder will be considered present for purposes of determining a quorum.

(PROPOSAL NO. 1): ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members and is divided into three classes comprised of two classes of two directors each and one class of three directors. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal of a director. At our 2010 Annual Meeting, our shareholders will be asked to vote upon the election of two nominees to the class of directors of the Company whose term expires at the 2013 Annual Meeting. The election of the two nominees will be made by a plurality of votes cast at our 2010 Annual Meeting of Shareholders. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary.

The Board of Directors, following the nominating process described under the caption “Corporate Governance — Nominating Process” elsewhere in this Proxy Statement, has nominated Alfred P. West and William M. Doran for election at our 2010 Annual Meeting. Both nominees have consented to be named and to serve if elected. We do not know of anything that would preclude these nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as our Board of Directors may recommend, or the number of directors to be elected at our 2010 Annual Meeting of Shareholders will be reduced accordingly.

Our Board of Directors unanimously recommends that at our 2010 Annual Meeting of Shareholders the shareholders vote FOR the election of Messrs. West and Doran to the class of directors whose term expires at our 2013 Annual Meeting of Shareholders.

Set forth below is certain information concerning Messrs. West and Doran, and each of the five other current directors whose terms continue after our 2010 Annual Meeting of Shareholders. In determining to nominate the two nominees for election to the Board, as well in considering the continued service of the other members of our Board, our Board has considered the specific experiences and attributes of each director listed below and, based on their direct personal experience, the insight and collegiality that each of the nominees and continuing directors brings to board deliberations.

NOMINEES FOR ELECTION AT OUR 2010 ANNUAL MEETING OF SHAREHOLDERS WITH TERMS EXPIRING IN 2013:

Alfred P. West, Jr., 67, has been the Chairman of our Board of Directors and our Chief Executive Officer since our inception in 1968. Mr. West was the founder of SEI. He has provided the strategic vision in the development of our business and solutions over the past forty years, and his familiarity with the Company’s customers and employees, gives Mr. West insights and experience valuable to his service on the Board.

William M. Doran, 69, has been a director since March 1985 and has been Chairman of the Legal and Regulatory Oversight Committee of our Board since 2004. Mr. Doran has been the Secretary of the Company for more than the past five years. From October 1976 to October 2003, Mr. Doran was a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, PA, a firm that provides significant legal services to SEI, our subsidiaries and our mutual funds. Mr. Doran is a trustee of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, and Bishop Street Funds, each of which is an investment company for which our subsidiaries may act as advisor, administrator and/or distributor. Mr. Doran is also a director of SEI Investments Distribution Co., SEI Investments (Asia), Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments — Unit Trust Management (UK) Limited, SEI Asset Korea, Co. Ltd., SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P. Mr. Doran’s legal training and experience, his relationship with the Company as outside legal counsel for many years, and his long-standing involvement with our Company and many of its regulated subsidiaries is valuable to his service on the Board and on the Legal and Regulatory Oversight Committee which he chairs.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2011:

Sarah W. Blumenstein, 63, has been a director since May 2001 and has been a member of the Legal and Regulatory Oversight Committee of our Board since 2004. From 1996 to 2002, Ms. Blumenstein was a public member of the Liaison Committee on Medical Education, which accredits all medical schools in the United States and Canada. From 1994 to 2003, Ms. Blumenstein served as a court-appointed Special Advocate for the Juvenile Court of Cook County. From 2000 to 2006, Ms. Blumenstein was a member of the board of directors, Fiscal Affairs Committee, and Investment Plan Subcommittee of Lake Forest Hospital. She also served on the board of Children’s Memorial Institute for Education and Research and on the Women’s Boards of Children’s Memorial Medical Center and Lake Forest College for fifteen years. Ms. Blumenstein’s involvement with these non-profit entities and with healthcare providers provides her with insights into clients of our Institutional Investors business which is relevant to her service on the Board.

Kathryn M. McCarthy, 61, has been a director since October 1998 and is a member of the Audit and Compensation Committees of our Board. She is also an independent consultant and financial advisor. Ms. McCarthy is a director, and a member of the Trust and Audit Committee, of the Rockefeller Trust Companies (New York). From February 2000 to May 2003, Ms. McCarthy was a Managing Director at Rockefeller & Co., Inc. Ms. McCarthy was the President of Marujupu, LLC (a New York-based family office) from November 1996 to June 1999. She was a consultant to Marujupu, LLC on investment and wealth transfer matters from June 1999 to June 2000. From June 1992 to October 1996, Ms. McCarthy was a Senior Financial Counselor and portfolio manager with Rockefeller & Co., Inc., a family office and investment manager. Ms. McCarthy’s experience as a consultant and financial advisor to investors and investment management firms has given her insight into the various issues faced by the investment and wealth management business of SEI and its clients.

Henry H. Porter, Jr., 75, has been a director since September 1981. He is a member of the Audit Committee and the Compensation Committee of our Board. Mr. Porter was the long-standing Chair of the Audit Committee until Mr. Romeo assumed the Chair in January 2010. After having served in financial management positions in two large public companies, since 1980 Mr. Porter has been a private investor and an outside director for a number of financial services organizations. Mr. Porter’s experience with financial management issues and corporate governance issues faced by public companies, as well as his long tenure as a former Chair and current member of our Audit Committee, are important to his service on the Board.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2012:

Richard B. Lieb, 62, has been a director since 1994 and Chairman of the Compensation Committee of our Board and a member of the Legal and Regulatory Oversight Committee of our Board since 2008. From October 2002 to December 2003, Mr. Lieb served as the President and Chief Executive Officer of The Dewey Companies, a residential real estate development firm. Mr. Lieb was our Executive Vice President from 1990 until September 2002. During 2002, Mr. Lieb was a Senior Fellow at the SEI Center for Advanced Studies in Management at the Wharton School of the University of Pennsylvania. Mr. Lieb served as President of our Investment Systems and Services Unit from 1994 until 2001 and was President and Chief Executive Officer of our Insurance Asset Services Division from March 1989 until October 1990. From 1986 to 1989, Mr. Lieb served in various executive positions with SEI. Mr. Lieb has great familiarity with the Company, and particular knowledge of the bank market and SEI’s related technology solutions from his previous role with the Company as the person having managerial responsibility for the Company’s Private Bank business.

Carmen V. Romeo, 66, has been a director since June 1979 and a member of the Audit Committee of our Board since 2008. In January 2010, Mr. Romeo was appointed as the Chair of the Audit Committee. From December 1985 to December 2004, Mr. Romeo served as an Executive Vice President of the Company. Mr. Romeo was our Treasurer and Chief Financial Officer from June 1979 until September 1996. Mr. Romeo officially retired from the Company effective December 31, 2004. Mr. Romeo also is a member of the boards of trustees of LaSalle University, Philadelphia, PA, and American University of Rome, Rome, Italy. Mr. Romeo was a certified public accountant with Arthur Andersen & Co. prior to 1979. In addition to his familiarity with public company accounting and financial management issues, Mr. Romeo has great familiarity with the Company, and particular knowledge of the Company’s business and related technology and asset management solutions, from his previous role with the Company as the person having managerial responsibility for the Company’s Investment Advisors business.

(PROPOSAL NO. 2)

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as independent registered public accountants to examine SEI’s consolidated financial statements for 2010. In accordance with SEI’s past practices, this selection will be presented to the shareholders for ratification at our 2010 Annual Meeting of Shareholders; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, our Audit Committee has ultimate authority with respect to the selection of SEI’s independent registered public accountants. If the shareholders do not ratify the appointment of PwC, the selection of independent registered public accountants may be reconsidered by our Audit Committee. Representatives of PwC are expected to be available at our 2010 Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they so desire.

The following is a summary of the fees billed to SEI by PwC for professional services rendered for the fiscal years ended December 31, 2009 and December 31, 2008:

Fee Category	2009	2008
Audit Fees (1)	$2,916,606	$2,987,933
Audit-related Fees (2)	610,852	296,139
Tax Fees (3)	274,997	25,035
All Other Fees (4)	89,989	36,527

	$3,892,444	$3,345,634

(1)	Audit fees for the years ended December 31, 2009 and 2008, respectively, were for professional services rendered for the audits and interim quarterly reviews of SEI’s consolidated financial statements and other statutory and subsidiary audits. During the year ended December 31, 2008, fees totaling $1,906, respectively, or less than 1 percent of total fees, were paid to PwC, for which the de minimus exception was used.
(2)	Audit-related fees for the year ended December 31, 2009 and 2008, respectively, were for employee benefit plan audits, consultations concerning financial accounting and reporting standards, internal control reviews and other attestation services
(3)	Tax fees for the years ended December 31, 2009 and 2008, respectively, were for tax compliance, including the review or preparation of tax returns, general tax planning and advice and expatriate tax services. During the year ended December 31, 2009 and 2008, fees totaling $3,188 and $6,662, or less than 1 percent of total fees, were paid to PwC, for which the de minimus exception was used.
(4)	All other fees for the years ended December 31, 2009 and 2008, respectively, were for conferences and seminars, miscellaneous foreign consulting, and various other services.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of the retention of the independent auditors for the performance of all audits and lawfully permitted non-audit services and regarding pre-approval of the fees for such services. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors to provide these services, as well as certain fee levels for these services. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the pre-approved fee levels.

The affirmative vote of a majority of the votes cast at our 2010 Annual Meeting of Shareholders by the holders of the outstanding Shares is required for the ratification of this appointment. Our Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES AND STRUCTURES

The governance principles of our Board of Directors include our Board Nomination and Shareholder Communication Policy, as well as the charters of our Audit Committee, Compensation Committee, Legal and Regulatory Oversight Committee and our Lead Independent Director. Other documents which implement the governance principles of our Company include our Code of Conduct, our Complaint Procedures and Non-Retaliation Policy, and our Code of Ethics for our Senior Financial Officers. Each of these documents and various other documents embodying our governance principles, including our Code of Conduct, are published on the Corporate Governance section of our website at www.seic.com. Amendments and waivers of our Code of Ethics for our Senior Financial Officers will either be posted on our website or filed with the Securities and Exchange Commission on Form 8-K.

Our Board of Directors has determined that each of Ms. Blumenstein, Ms. McCarthy and Messrs. Porter, Lieb, and Romeo, is an “independent director” as such term is defined in Rule 5605(a)(2) promulgated by The NASDAQ Stock Market, Inc. In this Proxy Statement, these five directors are referred to individually as an “independent director” and collectively as the “independent directors.”

Mr. West, the founder of our Company and its Chief Executive Officer throughout the Company’s history, is also the Chairman of our Board. The Board has concluded, in light of present circumstances, that this arrangement best suits the Company’s needs because of Mr. West’s role as founder, strategic visionary and significant shareholder of the Company.

In order to ensure that the considerations of non-management directors are addressed at the Board, the Board has appointed Ms. McCarthy as the Lead Independent Director in January 2010 with the responsibilities and authority set out in the Lead Independent Director Charter. As such Lead Independent Director, Kathryn McCarthy is responsible for chairing the executive sessions of the Board of Directors. Our independent directors meet in regularly scheduled executive sessions without management present.

BOARD AND COMMITTEE MEETINGS

Our Board of Directors held eight meetings in 2009. During the year, each director attended at least 75 percent of the meetings of our Board of Directors and of the committees on which he or she served. While we do not have a specific written policy with regard to attendance of directors at our annual meetings of shareholders, we encourage, but do not mandate, board member attendance at our annual meetings of shareholders, particularly with respect to board members who are up for election at that annual meeting. Four of our seven directors attended our 2009 Annual Meeting of Shareholders. The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee and the Legal and Regulatory Oversight Committee.

Our Audit Committee held eight meetings in 2009. The principal functions of the Audit Committee, which operates pursuant to a formal written charter, are to assist our Board of Directors in its oversight of the quality and integrity of our financial reporting process, and to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The current members of the Audit Committee are Messrs. Porter and Romeo and Ms. McCarthy, each of whom is an independent director. Our Board of Directors has determined that Mr. Romeo is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. A current copy of the charter of the Audit Committee may be viewed on the Company’s website at www.seic.com under “About SEI — Corporate Governance — Governance.”

Our Compensation Committee held three meetings in 2009. The principal function of the Compensation Committee is to administer our compensation programs, including certain stock plans and bonus and incentive plans, as well as the salaries of senior corporate officers and employment agreements between SEI and senior corporate officers. The Compensation Committee members are Messrs. Lieb and Porter and Ms. McCarthy, each of whom is an independent director. A current copy of the charter of the Compensation Committee may be viewed on the Company’s website at www.seic.com under “About SEI — Corporate Governance — Governance.” The Compensation Committee establishes director and executive officer compensation in accordance with the authority granted by its charter and the Board-approved compensation plans the Committee administers. The Committee may delegate its responsibilities under limited circumstances to a subcommittee composed only of a subset of Committee members. Also, under the terms of the Board — and shareholder-approved equity compensation plans, the Committee is authorized to provide our CEO with limited authority to make stock-based awards to non-executive employees in connection with recruitment, retention, performance recognition or promotion; however, the Committee has not authorized our CEO to make any equity grants to our executive officers.

Our Legal and Regulatory Oversight Committee held three meetings in 2009. The principal function of the Legal and Regulatory Oversight Committee is to oversee our compliance with rules and regulations of the various regulatory bodies having jurisdiction over the business and operations of the Company and its subsidiaries. The members of the Legal and Regulatory Oversight Committee are Messrs. Doran and Lieb and Ms. Blumenstein. A current copy of the charter of the Legal and Regulatory Oversight Committee may be viewed on the Company’s website at www.seic.com under “About SEI — Corporate Governance — Governance.”

NOMINATING PROCESS

Our Board of Directors does not have a nominating committee and, accordingly, has not adopted a nominating committee charter. Meetings of our independent directors to consider nominations for director elections are chaired by our Lead Independent Director in accordance with our Board Nomination and Shareholder Communication Policy. As established by resolution of our Board of Directors in its approval of our nominating process, nominees for election to our Board of Directors are either selected by a majority of our independent directors or recommended by a majority of our independent directors for selection by our Board of Directors. It is the view of our Board of Directors that this function has been performed effectively by our Board of Directors, and that it is not necessary for us to have a separate nominating committee or charter for this purpose.

Board candidates are considered based on various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our shareholders and personal integrity and judgment. Directors are also considered based on their diverse backgrounds and on contributions that they can make to SEI, as well as their ability to fill a current board need. In addition, directors must have time available to devote to activities of our Board of Directors and to enhance their knowledge of SEI’s industry. The Board prefers a mix of background and experience among its members and it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to insightful and robust, yet collegial, Board deliberation. Accordingly, while there is no exact formula, we seek to attract and retain highly qualified directors with relevant experience who have sufficient time to attend to their substantial duties and responsibilities to SEI.

Our Board of Directors considers recommendations for nominations from a wide variety of sources, including members of our Board of Directors, business contacts, our legal counsel, community leaders and members of our management. Our Board of Directors will also consider shareholder recommendations for director nominees that are received in a timely manner. Subject to compliance with statutory or regulatory requirements, our Board of Directors does not expect that candidates recommended by shareholders will be evaluated in a different manner than other candidates. All such recommendations for election of directors at the 2011 annual meeting should be submitted in writing to our Secretary at our principal offices (1 Freedom Valley Drive, Oaks PA 19456-1100) no later than December 15, 2010. The Board’s current policy with respect to Board Nominees and Shareholder Communications may be viewed on the Company’s website at www.seic.com under “About SEI — Investors — Corporate Governance.”

SHAREHOLDER COMMUNICATIONS TO OUR BOARD OF DIRECTORS

Shareholders may send communications to our Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of our Board of Directors, in care of our Secretary, to our principal offices (1 Freedom Valley Drive, Oaks, PA 19456-1100). Our Board of Directors relies on our Secretary to forward written questions or comments to the full Board of Directors, named directors or specific committees of our Board of Directors, as appropriate. General comments or inquiries from shareholders are forwarded to the appropriate individual within SEI. The Board’s current policy with respect to Board Nominees and Shareholder Communications may be viewed on the Company’s website at www.seic.com under “About SEI — Investors — Corporate Governance.”

RISK OVERSIGHT BY THE BOARD

It is management’s responsibility to assess and manage the various risks faced by the Company. It is the Board’s responsibility to oversee management in this effort. The Board has delegated aspects of their risk management oversight responsibility to three committees of the Board. The Audit Committee generally oversees risk policies related to the Company’s financial statements and financial reporting. The Legal and Regulatory Oversight Committee generally oversees risk policies related to the Company’s compliance with legal and regulatory obligations. The Compensation Committee generally oversees risk policies related to the Companies compensation arrangements. The Board directly considers risk matters related to the Company’s strategic, operational and corporate governance matters as well as risks that could adversely affect the Company’s reputation.

At the end of each year, the Chief Financial Officer and the General Counsel of the Company work with the Company’s internal audit department, compliance department, risk officers of the company’s operations, technology and investment management units and members of the various solutions development teams of the Company to collect, review and prioritize business risks and mitigation measures and responsibilities. The different identifiers of risk include risk assessment prepared by the Company’s internal audit team for purposes of developing the Company’s internal audit plan, risk assessments prepared by compliance officers for the purpose of identifying compliance policy contents and testing procedures, and risk assessments prepared by the operations, technology and investment management units for the purpose of creating and refining their internal procedures and controls. This group also considers the results of regulatory examinations of our regulated subsidiaries as well as issues generally affecting our competitors and the industries of which the Company is a part. A summary of these key business risks are then reviewed with SEI’s Operations Risk Committee (“ORC”), consisting of the heads of each of SEI’s market units and supporting organizations.

In January of each year, the key business risk summary is considered by a joint meeting of the Audit Committee and the Legal and Regulatory Oversight Committee of our Board. During the year, the Chief Financial Officer and the General Counsel has responsibility for escalating as appropriate risk events and updates to the Audit Committee and the Legal and Regulatory Oversight Committee, respectively.

OWNERSHIP OF SHARES

The following table contains information as of March 15, 2010 (except as noted) relating to the beneficial ownership of Shares by our Chief Executive Officer and Chief Financial Officer, each of our three other most highly compensated executive officers, by each of the members of our Board of Directors (including nominees), by all members of our Board of Directors (including nominees) and executive officers in the aggregate, and by the holders of 5 percent or more of the total Shares outstanding. As of March 15, 2010, there were 189,710,871 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of SEI. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the Shares listed.

Name of Individual or Identity of Group	Number of Shares Owned (1)	Percentage of Class (2)
Alfred P. West, Jr. (3)	25,405,767	13.3%
William M. Doran (4)	9,075,321	4.8%
Carmen V. Romeo (5)	3,248,594	1.7%
Richard B. Lieb (6)	773,800	*
Henry H. Porter, Jr.	810,700	*
Kathryn M. McCarthy	93,200	*
Sarah W. Blumenstein	45,744	*
Dennis McGonigle	1,009,500	*
Joseph P. Ujobai	295,040	*
N. Jeffrey Klauder	257,500	*
Stephen G. Meyer	264,423	*
All executive officers and directors as a group (15 persons) (7)	42,199,833	21.89%

*	Less than one percent.
(1)	Includes, with respect to Messrs. Doran, Romeo, Lieb, and Porter, and Ms. McCarthy and Ms. Blumenstein and Messrs. McGonigle, Ujobai, Meyer and Klauder, 40,000, 84,000, 42,000, 40,000, 40,000, 48,000, 200,000, 295,000, 210,000, and 254,000 shares, respectively, that may be acquired upon exercise of stock options that are exercisable within 60 days of March 15, 2010. Of the shares owned by SEI directors and executive officers, Messrs Doran and Romeo, have pledged as security to third parties, 780,597 and 1,915,056 shares, respectively. See also note 3.
(2)	Applicable percentage of ownership is based on 189,710,871 Shares outstanding on March 15, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally means voting or investment power with respect to securities. Shares issuable upon the exercise of stock options that are exercisable currently or within 60 days of March 15, 2010 are deemed outstanding and to be beneficially owned by the person holding such options for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for Shares that are held jointly with a person’s spouse or are subject to applicable community property laws, or as indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all Shares shown as beneficially owned by such shareholder.

(3)	Includes 128,495 Shares held by Mr. West’s wife and 8,879,476 Shares held in trusts for the benefit of Mr. West’s children (the “Children’s Trusts”), of which trusts Mr. West’s wife is a trustee or co-trustee. Also includes 280,000 Shares held in a trust for the benefit of Mr. Doran’s children, of which trust Mr. West is a trustee. Also includes 11,028 Shares held by a charitable trust of which Mr. West is a trustee, as Mr. West may be deemed to have voting and investment power over these Shares. Mr. West disclaims beneficial ownership of the Shares held in these trusts. Also includes 592,501 Shares held by the West Family Foundation, of which Mr. West is a director and officer. Accordingly, Mr. West shares voting and investment power with respect to these Shares. Mr. West’s address is c/o SEI Investments Company, Oaks, PA 19456-1100. Mr. West and his wife, certain of the Children’s Trusts and the West Family Foundation have pledged Shares held directly or indirectly by them to JP Morgan Chase Bank and its subsidiaries and affiliates (“JP Morgan”) as security for certain loans, letters of credit or other financial accommodations extended by JP Morgan. The amount of Shares pledged as of March 15, 2010, was approximately 12,684,267 Shares and is subject to adjustment.
(4)	Includes an aggregate of 8,408,060 Shares held in trusts for the benefit of Mr. West’s children, of which trusts Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 53,400 Shares held by Mr. Doran’s wife, 5,768 Shares held in the William M. Doran 2002 Grantor Retained Annuity Trust, 17,126 Shares held in the William M. Doran 2004 Grantor Retained Annuity Trust and 55,959 Shares held in the William M. Doran 2009 Grantor Retained Annuity Trust, of which trusts Mrs. Doran is the trustee. Also includes 33,675 Shares held by the Doran Family Foundation, of which Mr. Doran is a director and, accordingly, shares voting and investment power.
(5)	Also includes 120,242 Shares held by Mr. Romeo’s wife.
(6)	Includes 45,023 Shares held by the Richard B. Lieb 2004 Trust FBO children, 58,196 shares held in the Richard B. Lieb 2008 Grantor Annuity Trust and 30,000 shares held in the Richard B. Lieb 2009 Grantor Annuity Trust, each of which Mr. Lieb serves as trustee.
(7)	Includes 2,042,000 shares that may be acquired upon the exercise of stock options exercisable within 60 days of March 15, 2010.

COMPENSATION DISCUSSION & ANALYSIS

The following compensation discussion and analysis contains statements regarding future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

OVERVIEW

SEI’s compensation philosophy (which is intended to apply to all members of management, including SEI’s Chairman and Chief Executive Officer), as implemented by the Compensation Committee, is to provide a compensation program for management that results in competitive levels of compensation and that emphasizes incentive plans and equity plans aligned with attaining SEI’s annual goals and longer-term objectives. SEI believes that this approach enables SEI to attract, retain and reward highly qualified personnel and helps SEI achieve its long-term goals.

The compensation program for the Company’s executive officers consists of (i) base salary, (ii) cash bonuses pursuant to a corporate incentive plan, and (iii) grants of stock options (in addition to benefits afforded to all employees, such as healthcare insurance and stock purchase and defined contribution plans). The Compensation Committee seeks to develop a compensation program that, overall, is at levels that the Committee believes are competitive with compensation paid to management with comparable qualifications, experience and responsibilities at companies of comparable size engaged in the same or similar businesses as SEI, although the Committee does not conduct any review or analysis of comparable salary arrangements and has not retained a compensation consultant to advise it on compensation matters or on benchmarking compensation. Generally, the Committee seeks to ensure that the overall compensation program is more heavily weighted towards incentive compensation in the form of annual cash incentives or longer term option grants that have performance vesting requirements based on attainment of earnings per share targets.

BASE SALARY

The Compensation Committee seeks to recommend base salaries for management employees at levels that it believes are competitive with salaries paid to management with comparable qualifications, experience and responsibilities at companies of comparable size engaged in the same or similar businesses as SEI, although the Committee does not conduct any review or analysis of comparable salary arrangements and has not retained a compensation consultant to advise it on compensation matters. Since 1992 until 2009, the Compensation Committee has sought to minimize base salary increases for executive officers.

INCENTIVE COMPENSATION

Incentive compensation consists of two components: annual bonuses and sales compensation. Sales compensation arrangements are based on sales events and are measured based upon asset accumulation, asset retention, or anticipated revenue from contracted sales, generally taking into account related factors, such as expected margins. Executive officers participate only in the annual bonus program and do not participate in sales compensation plans.

Annual bonuses are determined through a process overseen by the Board of Directors and the Compensation Committee and depend upon corporate achievement, unit achievement and individual achievement during the year. Each individual that participates in the plan is assigned a target compensation award which may change from year to year, but generally is the same as that individual’s prior year target amount. In the case of executive officers, the target amount is generally between 150% and 220% of the officer’s base salary, reflecting the determination of the committee to emphasize performance-based incentive compensation. During the first quarter of each year, the Compensation Committee reviews target performance goals that are developed by SEI’s Chief Executive Officer and senior management of each business unit of SEI. Historically, these metrics are company-wide metrics, such as earnings per share targets, revenue targets, sales event targets, or other business, financial or strategic goals, as well as unit and individual specific metrics. The Compensation Committee uses these to set target performance goals for purposes of the annual bonus plan.

During December of each year, the Compensation Committee considers and determines the corporate achievement percentage and the various unit achievement percentages, taking into account the recommendations of the Chief Executive Officer of the Company. SEI’s actual performance at the corporate level as compared to the target goals and determines the total amount of bonuses for the year, including the bonus to be paid to SEI’s Chief Executive Officer. In addition, the size of the final bonus pools may be adjusted for nonfinancial achievements, changes in the business units or other organizational changes or strategic accomplishments or shortfalls during the year. The amount of the bonus to be paid to each of the Company’s executive officers (other than SEI’s Chief Executive Officer) is recommended to the Compensation

Committee by the Chief Executive Officer of SEI and is subject to the approval of the Compensation Committee. These bonus recommendations and approvals reflect, in addition to SEI’s overall performance, the performance of the individual’s business unit and any individual achievements during the year. The amount of the bonus to be paid to SEI’s Chief Executive Officer is determined by the Compensation Committee based on SEI’s achievement of profitability and revenue growth goals and strategic organizational goals.

OPTION GRANTS

Stock option grants are viewed by the Compensation Committee as an important means of aligning the interests of management and employees with the interests of shareholders. Prior to 1992, SEI’s philosophy was to grant stock options to senior management as an additional form of compensation for services rendered. In accordance with this philosophy, senior management normally would receive option grants each year, except for Mr. West, who prior to 2008 had never received stock option grants from SEI. At the end of 1997, SEI implemented changes in its stock option plans and related plans for the purpose of tying the vesting of stock options to SEI’s financial performance. Beginning with stock options granted at the end of 1997, all of the stock options granted by the Company have performance-based vesting provisions: the stock options vest at a rate of 50 percent when a specified earnings-per-share target is achieved, and the remaining 50 percent when a second, higher specified earnings-per-share target is achieved. The options granted prior to 2006 fully vest after seven years from the date of grant. Beginning in 2006, the Compensation Committee determined to eliminate this seven year vesting trigger and, as a result, options do not vest as a result of the passage of time, but solely as a result of achievement of the financial vesting targets established by the Compensation Committee at the time of grant. Option awards are generally determined by the Compensation Committee in December of each year. The Chief Executive Officer of the Company reviews with the Compensation Committee the option grants for each executive officer of the Company, other than himself, as well as the option grants for the other employees of the Company. The Compensation Committee then deliberates and establishes the specific option grants and finally submits these option grant amounts to the entire Board of Directors for ratification.

2009 COMPENSATION COMMITTEE ACTIONS

The Committee’s compensation decisions during 2009 for executive officers were influenced by a number of factors. In December 2008, the Compensation Committee, considering the effect of the financial markets’ volatility on the Company’s business and financial results, did not consider salary increases and minimized incentive compensation awards. The Chief Executive Officer did not receive an incentive compensation award for 2008 and the other executive officers generally received an award at approximately 25% of their target incentive compensation amount, approximately half of the percentage of the target amount that employees in their respective units received for that year. As the financial markets began to recover after March 2009, the Compensation Committee began to consider the Company’s compensation programs in light of the recovering financial markets and in light of the Company’s need to continue to effectively attract, retain and incentivize employees as competition for employees was expected to increase. During 2009, the Chair of the Compensation Committee and another member of the Board interviewed each of the Company’s executive officers to understand the needs of the executives in retaining, and providing necessary financial incentives to, the employees in their respective groups, as well as each executive’s perspective on the Company’s compensation components and levels. These interviews also touched upon the effect of the Company’s 2009 workforce reductions on the stability of the remaining employees. The interviews also reviewed the management development initiatives in each of the organizational groups of the Company and the compensation review processes for non-executive officers that the management team had begun to consider to stabilize and retain their respective teams as the Company renewed its growth and faced competitive challenges. Taking into account the information gathered during these interviews, as well as their respective views of the needs of the Company to retain executive talent, to reward the contribution of the Company’s executive officers during 2009 and their potential for contribution to the success of the Company in the coming years, and to maintain the necessary workforce and management in place to support the Company’s expected growth, the Committee took a number of actions in December 2009:

•	the Committee determined the appropriate incentive compensation awards for executive officers for 2009;

•	the Committee made an annual option award to each of the executive officers as well as certain other employees of the Company;

•	the Committee adjusted the base salaries of certain executive officers beginning in 2010; and

•	the Committee adjusted the incentive compensation targets of certain executive officers beginning in 2010.

Each of these actions are described below:

2009 Incentive Compensation Awards. As a result of the uncertainty at the beginning of 2009 surrounding the financial markets and the business and financial condition of the Company, the Company’s current and prospective clients and the Company’s competitors, the Compensation Committee did not establish detailed objective goals for the 2009 annual bonus plan for executive officers. The Board as a whole, including the members of the Compensation Committee, considered the Company’s strategic and financial plan for 2009 at the beginning of the year, and adopted a corporate goal of achieving earnings per share during 2009 of $1.00, but did not establish other quantitative metrics for the 2009 bonus plan. The Compensation Committee preferred to retain the flexibility generally to consider the performance of each executive officer during 2009 in light of how they and their unit addressed the rapidly changing needs of the Company in light of the state of the Company’s business and the economy at the time the bonuses were awarded. During their deliberations on the annual bonus awards in December 2009, the Committee considered (i) the recommendation of the Chief Executive Officer as to the annual bonus of each executive officer (other than the Chief Executive Officer), (ii) the expected financial results of the Company for 2009, including the anticipated earnings per share, (iii) quantitative and qualitative summaries of the performance of each of the units for which the executive officers were responsible, and (iv) the information gathered by members of the Committee during their interviews during the year with executive officers.

The annual incentive compensation targets for 2009 were $600,000 for Mr. West, $550,000 for Mr. Ujobai and $500,000 for each of the other named executive officers. These targets were the same as the targets for 2008. The 2009 earnings per share achieved by the Company for 2009 was $.91, compared to the target of $1.00. The Committee believed that this achievement justified only a 50% achievement of the 50% of the target amount whose payout was based on the corporate achievement factor. The Committee then subjectively considered the performance of each of other executive officers and of the units for which they were responsible. In their consideration they took into account the new sales activity of the units, the profit contribution of the units, the challenges faced by the units, and the other financial and non-financial achievements by each of the units and executive officers and determined the percentage achievement for each of the executive officers. No attempt was made by the Committee to agree upon specific unit achievement criteria, or to assign specific weightings to any achievement criteria, that would be determinative of the achievement percentage. The amount and range of the achievement percentages was due primarily to the Committee’s qualitative and subjective views of the relative performance of the organizational business units for which the executive officer was responsible.

The Committee determined that Messrs. West, McGonigle and Klauder should receive 65% of their respective target bonus amounts, that Mr. Meyer should receive 83% of his target bonus amount, and that Mr. Ujobai should receive 55% of his target bonus amount. As 50% of this percentage was based on corporate achievement, which the Committee considered to have justified a 50% achievement level, that means that the Committee considered the personal performance of Messrs. West, McGonigle and Klauder to have been achieved at an 80% level, of Mr. Meyer at an 116% level, and of Mr. Ujobai at a 60% level. Specifically in the case of Mr. West, the Committee noted the Company’s response to the difficult business environment and the Company’s successful cost containment initiatives while continuing the development of the Global Wealth Platform throughout the period. In the case of Mr. Meyer, the Committee noted the exceptional success of the Investor Managers segment for which he was responsible in generating new sales activity in the difficult markets as well as that segment’s success in increasing margins. In the case of Messrs. McGonigle and Klauder, the Committee noted their risk management activity and the handling of the Company’s exposure to structured investment products. In the case of Mr. Ujobai, the Committee considered his cost control and client recontracting achievements as well as his efforts in furthering the development of the Global Wealth Platform. In the view of the Committee, these achievements were offset in part by a decline during 2009 in the profitability of the Private Bank unit for which Mr. Ujobai is responsible.

2009 Option Awards. At the December 2010 meeting, the Compensation Committee considered the annual grant of options to each of the named executive officers. The Committee noted that a number of the outstanding options held by the executives had exercise prices significantly less than the current market price. The Committee reaffirmed their belief that option grants with performance, or EPS based, vesting targets were a very effective way to align the interests of the executives with the interests of the Company’s shareholders. The Committee also considered, however, the cash compensation adjustments and awards that were being approved at the meeting for the executive officers. The Committee determined to award Mr. West a 2009 grant of 75,000 options (a decline of 25% in the number of options granted to Mr. West in 2008). Messrs. McGonigle, Ujobai and Klauder each received a 2009 grant of 60,000 options (the same number as granted in 2008) and Mr. Meyer received a grant of 65,000 options (compared to the 2008 grant of 60,000 options). The Committee felt the increase in Mr. Meyer’s option grant relative to his peers was appropriate in light of the significant performance of his unit during 2009 and the relative lesser number of options held by Mr. Meyer compared to his peers as a result of past grants.

In 2009, the Compensation Committee approved the grant of approximately 4,223,000 options to approximately 460 employees and directors of the Company, a decrease from the 4,539,000 options granted during 2008. During 2009, the Company repurchased in open market or private transactions 3,198,000 Shares under its stock repurchase program, compared to 5,778,000 Shares repurchased during 2008.

2010 Base Salary Adjustments. In 2009, the Compensation Committee considered whether to adjust base salaries of certain of the executive officers. In this regard, the Committee noted that none of the executive officers, other than Mr. West, had received salary increases (except upon their promotion to the executive officer level) since January 2005. The Committee determined to increase the annual salary of each of the named executive officers from $250,000 to $300,000 effective in January 2010.

2010 Incentive Compensation Target Adjustments. In 2009, the Compensation Committee determined to increase the incentive compensation target amounts for the executive officers for 2010 and subsequent years. The compensation target for Messrs. Ujobai and Meyer was increased to $600,000 (a 20% increase for Mr. Meyer and a 9% increase for Mr. Ujobai). The compensation target for Messrs. McGonigle and Klauder was increased to $550,000 (a 10% increase). Mr. West’s incentive compensation target was increased by $100,000 to $700,000. These increases represented the belief of the Compensation Committee that a large part of cash compensation should be performance based, particularly in the case of those executives, such as Messrs. Meyer and Ujobai, that are responsible for revenue generation.

APPLICATION OF SECTION 162(M)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility by a “public company” of compensation in excess of $1 million paid to certain of its executive officers, except to the extent that any excess compensation is performance-based compensation within the meaning of the Code and the regulations promulgated thereunder. In connection with the above-discussed awards and payments, the Compensation Committee considered the deductibility of compensation under Section 162(m) of the Code, and it is the Compensation Committee’s intention to structure executive compensation to minimize the application of the deduction limitations of Section 162(m) insofar as consistent with the Compensation Committee’s overall compensation objectives.

EXECUTIVE COMPENSATION

The Summary Compensation Table set forth below summarizes total compensation paid or earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for services rendered in all capacities for the last three years ending December 31, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (2) (d)	Option Awards ($)(3) (f)	All Other Compensation ($)(4) (i)		Total ($) (j)
Alfred P. West, Jr. Chairman of the Board and Chief Executive Officer	2009 2008 2007	415,385 397,923 310,000	390,000 — 570,000	543,000 732,500 —	12,097 11,116 10,174		1,360,482 1,141,539 890,174

Dennis J. McGonigle Executive Vice President and Chief Financial Officer	2009 2008 2007	259,615 250,000 250,000	325,000 132,500 500,000	434,400 439,500 445,800	8,353 7,694 7,450		1,027,368 829,694 1,203,250

Joseph P. Ujobai Executive Vice President — Private Banks	2009 2008 2007	259,615 250,000 250,000	300,000 118,250 522,500	434,400 439,500 1,341,200	802,260 1,140,498 1,126,222	(5) (5) (5)	1,796,275 1,948,248 3,239,922

Stephen G. Meyer Executive Vice President — Investment Managers	2009 2008 2007	259,615 250,000 249,038	415,000 147,500 525,000	470,600 439,500 445,800	7,946 7,440 7,258		1,153,161 844,440 1,227,096

N. Jeffrey Klauder Executive Vice President — Legal & Compliance	2009 2008 2007	259,615 250,000 250,000	325,000 132,500 500,000	434,400 439,500 445,800	9,558 8,804 8,386		1,028,573 830,804 1,204,186

(1)	Compensation deferred at the election of the executive, pursuant to our Capital Accumulation Plan (“CAP”), is included in the year in which such compensation is earned.
(2)	Cash bonuses for services rendered during a year have been listed in the year earned, but were actually paid in the following fiscal year.
(3)	Reflects the aggregate grant date fair value of options based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(4)	Includes matching contributions to the CAP for the named individuals as well as supplemental life insurance premiums with respect to life insurance on the named individual.
(5)	Includes $794,109, $1,132,931 and $1,118,898 for 2009, 2008 and 2007, respectively, for rental housing costs, tax gross up, automobile allowance and other living expenses related to a work assignment in our London office.

EMPLOYMENT ARRANGEMENTS

We also have certain expense reimbursement arrangements in effect for Mr. Ujobai which provide for the reimbursement of living expenses generally on an after-tax basis with respect to his work assignment in London. The amounts for both of these expense arrangements are reflected in column (i) of the above Summary Compensation Table and are further described in the table’s footnotes. When Mr. Klauder joined SEI in 2004, we entered into a letter agreement with Mr. Klauder pursuant to which he is entitled to compensation generally comparable with that of the other senior management of the Company, to a severance payment of twice the amount of his salary and bonus in the event that he is terminated by the Company without cause and to the immediate vesting of his unvested options in the event that he is terminated without cause or upon his death or retirement at age 65. Under this agreement, in the event of a termination of Mr. Klauder without cause, Mr. Klauder would be entitled to a payment of $1.5 million plus the acceleration of vesting of all options held by Mr. Klauder.

GRANTS OF PLAN - BASED AWARDS TABLE

The following table discloses certain information concerning options granted during 2009 to each of the named executive officers. Other than these grants, none of the executive officers received any other equity or non-equity incentive plan awards providing for future payouts.

Name (a)	Grant Date (1) (b)	Number of Securities Underlying Options (j)	Exercise or Base Price of Option ($/Sh) (k)	Grant Date Fair Value of Option Awards ($)(2) (l)
Alfred P. West, Jr.	12/15/2009	75,000	17.65	543,000
Dennis J. McGonigle	12/15/2009	60,000	17.65	434,400
Joseph P. Ujobai	12/15/2009	60,000	17.65	434,400
Stephen G. Meyer	12/15/2009	65,000	17.65	470,600
N. Jeffrey Klauder	12/15/2009	60,000	17.65	434,400

(1)	All stock options granted to our named executive officers in 2009 were nonqualified options granted upon the approval of the Compensation Committee under the Company’s 2007 Plan, with an exercise price per Share equal to the fair market value of our Shares on the date of grant. Fifty percent of these options vest on December 31 of the year in which SEI attains an adjusted earnings per share of $1.20 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains an adjusted earnings per share of $1.60 or more (based upon audited financial statements of the Company and subject to certain adjustments relating to the option expense recorded by the Company under FAS 123R).
(2)	The Grant Date Fair Value of the Option Grants made on December 15, 2009 was based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

OUTSTANDING EQUITY AWARDS AT YEAR - END

The following table reflects outstanding stock options held by the named executive officers as of December 31, 2009.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Alfred P. West, Jr.	0	100,000	14.62	12/16/2018
	0	75,000	17.65	12/15/2019

Dennis J. McGonigle	40,000	0	25.00	12/14/2010
	30,000	0	21.43	12/13/2011
	40,000	0	14.71	12/10/2012
	25,000	25,000	14.78	12/16/2013
	50,000	0	21.55	12/14/2014
	15,000	15,000	19.28	12/14/2015
	0	38,000	29.61	12/13/2016
	0	30,000	32.49	12/10/2017
	0	60,000	14.62	12/16/2018
	0	60,000	17.65	12/15/2019

Joseph P. Ujobai	50,000	0	25.00	12/14/2010
	50,000	0	21.43	12/13/2011
	60,000	0	14.71	12/10/2012
	30,000	30,000	14.78	12/16/2013
	80,000	0	21.55	12/14/2014
	25,000	25,000	19.28	12/14/2015
	0	48,000	29.61	12/13/2016
	0	70,000	31.17	1/31/2017
	0	35,000	32.49	12/10/2017
	0	60,000	14.62	12/16/2018
	0	60,000	17.65	12/15/2019

Stephen G. Meyer	30,000	0	25.00	12/14/2010
	30,000	0	21.43	12/13/2011
	50,000	0	14.71	12/10/2012
	25,000	25,000	14.78	12/16/2013
	50,000	0	21.55	12/14/2014
	25,000	25,000	19.28	12/14/2015
	0	38,000	29.61	12/13/2016
	0	30,000	32.49	12/10/2017
	0	60,000	14.62	12/16/2018
	0	65,000	17.65	12/15/2019

N. Jeffrey Klauder	4,000	4,000	14.78	12/16/2013
	200,000	200,000	15.01	8/13/2014
	25,000	0	21.55	12/14/2014
	25,000	25,000	19.28	12/14/2015
	0	38,000	29.61	12/13/2016
	0	30,000	32.49	12/10/2017
	0	60,000	14.62	12/16/2018
	0	60,000	17.65	12/15/2019

(1)	The following table sets forth opposite the relevant option expiration date, the vesting thresholds for all options which are currently unexercisable:

Option Expiration Date	50% Exercisable When SEI’s Reported EPS Plus FAS 123R Expense Exceeds	100% Exercisable When SEI’s Reported EPS Plus FAS 123R Expense Exceeds
12/16/2013 — 8/13/2014	Vested	$1.63
12/14/2015	Vested	$2.00
12/13/2016 — 1/31/2017	$1.50	$2.38
12/10/2017	$1.80	$2.80
12/16/2018	$1.05	$1.45
12/15/2019	$1.20	$1.60

All options expiring before December 14, 2015 are exercisable in their entirety at the beginning of the third year before their expiration (on the seventh anniversary of their date of grant).

OPTION EXERCISES TABLE

The following table reflects options that vested during 2008 which were exercised by the named executive officers. None of the named executive officers hold restricted stock awards.

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Alfred P. West, Jr.	—	—
Dennis McGonigle	60,000	529,026
Joseph P. Ujobai	36,000	323,395
Stephen G. Meyer	48,000	408,361
N. Jeffrey Klauder	—	—

DIRECTOR COMPENSATION

Each director who is not an employee of SEI receives $2,500 per meeting attended in person ($500 for telephonic attendance) and an annual retainer of $25,000. The chairman of our Audit Committee and Compensation Committee receives an additional annual fee of $15,000 and $10,000, respectively. Our Lead Independent Director receives an additional annual fee of $5,000. Each director who is not an employee of SEI receives $2,000 per committee meeting attended in person

($500 for telephonic attendance), other than committee meetings held in conjunction with Board meetings, and an annual retainer of $5,000 for each committee on which they serve. In addition, each non-employee director receives an annual grant of options to purchase 10,000 shares and an initial grant of options to purchase 15,000 shares upon joining the Board. On December 15, 2009, our non-employee directors, Mr. Doran, Mr. Porter, Mr. Lieb, Mr. Romeo, Ms. McCarthy and Ms. Blumenstein, each were granted options under the 2007 Plan to purchase 10,000 Shares at an exercise price of $17.65, all of which options remained outstanding at December 31, 2009. These options have a ten-year term. Fifty percent of these options vest on December 31 of the year in which SEI attains adjusted earnings per share of $1.20 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains adjusted earnings per share of $1.60 or more (based upon audited financial statements of the Company and subject to certain adjustments relating to the option expense recorded by the Company under FAS 123R).

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($)(1) (d)	All Other Compensation ($) (g)		Total ($) (h)
Sarah W. Blumenstein	44,000	72,400	0		116,400
William M. Doran	46,000	72,400	298,000	(2)	416,400
Richard B. Lieb	54,000	72,400	0		126,400
Kathryn McCarthy	52,500	72,400	0		124,900
Henry Porter	61,000	72,400	0		133,400
Carmen V. Romeo	48,500	72,400	0		120,900

(1)	Reflects the aggregate grant date fair value of options based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(2)	During 2009 Mr. Doran received trustee fees of $178,000 for serving as a trustee of approximately ten mutual funds or trusts, each of which are either administered or sponsored by the Company. During 2009 Mr. Doran served as a director of SEI Investments Distribution Co., SEI Investments (Asia) Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments — Unit Trust Management (UK) Limited, SEI Asset Korea, Co. Ltd., SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P. and received $10,000 per month pursuant to a consulting agreement with the Company.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary, this Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 as amended (the “Exchange Act”) except to the extent that SEI specifically incorporates this information by reference and this information shall not be deemed filed under such Acts.

The members of the Compensation Committee consist of Richard B. Lieb (Chair), Henry H. Porter, Jr. and Kathryn M. McCarthy, each of whom is an independent director as defined in the rules of The NASDAQ Stock Market, Inc. The Committee operates under a Charter approved by the Board of Directors which states that among the purposes of the Compensation Committee are to establish and periodically review the Company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers and other Company employees; to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans; to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance; to review and monitor management development and succession plans and activities; and to prepare the report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the Securities and Exchange Commission Rules and Regulations.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Richard B. Lieb (Chair)

Kathryn M. McCarthy

Henry H. Porter, Jr.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary, this Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that SEI specifically incorporates this information by reference, and this information shall not be deemed filed under such Acts.

The Audit Committee of SEI’s Board of Directors currently is composed of three independent directors and operates under a written charter adopted by SEI’s Board of Directors that complies with the rules adopted by The NASDAQ Stock Market, Inc.

The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The members of the Audit Committee are Mr. Romeo (Chair), Ms. McCarthy, and Mr. Porter.

The role of the Audit Committee is to assist our Board of Directors in its oversight of the quality and integrity of SEI’s financial reporting process. The Audit Committee also has sole authority, among other things, to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of SEI’s independent auditors. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. SEI’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Committee met eight times in 2009 and held discussions with management and the independent auditors. Management represented to the Audit Committee that SEI’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters that registered independent public accounting firms must communicate to audit committees under Public Company Accounting Oversight Board rules.

SEI’s independent auditors also provided to the Audit Committee the written disclosures required by the Public Company Accounting Oversight Board’s independence rules, and the Audit Committee discussed with the independent auditing firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that SEI’s Board of Directors include the audited consolidated financial statements in SEI’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

Audit Committee:

Carmen V. Romeo (Chair)

Kathryn M. McCarthy

Henry H. Porter, Jr.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other matters to be presented for action at our 2010 Annual Meeting of Shareholders. However, if any further business should properly come before our 2010 Annual Meeting of Shareholders, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

COST SAVINGS INITIATIVES

Electronic Access to Proxy Materials and Annual Reports. Holders of shares registered in their name on the records of Broadridge may sign up to receive electronic access to the proxy materials and annual reports rather than receiving mailed copies. This option will be presented to shareholders via the Internet immediately following voting. These shareholders will receive e-mail notification when the Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on an SEI website. Enrollment for electronic access will be effective for a future annual meeting if received two weeks prior to the record date for that meeting, and remains in effect for subsequent years, unless cancelled two weeks prior to the record date for any subsequent annual meeting. Beneficial shareholders also may be able to request electronic access to proxy materials by contacting the broker, bank or nominee.

Reduce Duplicate Mailings. Eligible beneficial shareholders of record who share a single address may have received a notification that only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank or nominee that provided the notification received contrary instructions from any beneficial shareholder at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If a beneficial shareholder at such an address wishes to receive a separate Annual Report or Proxy Statement this year or in the future, the shareholder may contact their respective bank, broker or nominee to request that the householding service not be applied to their shares.

Registered shareholders and shareholders of record through the Company’s 401(K) Plan will have the opportunity this year to also receive householding services. You can confirm your consent to receiving this cost-saving service by checking the box in the enclosed proxy card. If no response is received, an implied consent to receive householding automatically goes into effect

60 days after the date of the Annual Meeting. Once the consent is granted, should you choose to discontinue receiving householding services, you may contact Broadridge Investor Communication Services by telephone at: 1-(800)-542-1061 or by written letter at the following address: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Electronic Access to Information about the Company. SEI publishes its earnings releases on its website and makes available to its shareholders the opportunity to listen to the Company’s quarterly earnings calls. Shareholders are able to review these earnings releases and to participate in the calls by visiting the Company’s website at www.seic.com. Our website is not part of this Proxy Statement or any of our other filings made with the Securities and Exchange Commission; references to our website address in this Proxy Statement are intended to be inactive textual references only.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10 percent of our Common Stock to file reports of ownership and changes in ownership of our Common Stock and any other equity securities with the Securities and Exchange Commission and the NASD. Executive officers, directors and persons who own more than 10 percent of our Common Stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3, 4 and 5 furnished to us, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, we believe that all of our executive officers, directors and persons who own more than 10 percent of our Common Stock complied with all Section 16(a) filing requirements applicable to them during 2009, except that Mr. West filed one Form 5 late to report stock gifts.

SOLICITATION OF PROXIES

The accompanying proxy card is solicited on behalf of our Board of Directors. Following the original mailing of the proxy materials, proxies may be solicited personally by our officers and employees, who will not receive additional compensation for these services. We will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Shares.

PROPOSALS OF SHAREHOLDERS

Proposals that shareholders wish to have considered for possible inclusion in the Company’s Proxy Statement for the 2011 Annual Meeting must be received by our Secretary at our principal offices (1 Freedom Valley Drive, Oaks, PA 19456-1100) no later than January 25, 2011. If you wish to submit a proposal at the 2011 annual meeting (but not seek inclusion of the proposal in our Company’s Proxy Statement), we must receive your notice, in accordance with the Company’s by-laws, on or before February 24, 2011.

ADDITIONAL INFORMATION

We will provide without charge to any person from whom a proxy is solicited by our Board of Directors, upon the written request of such person, a copy of our 2009 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such requests should be directed to Murray A. Louis, Vice President, at the Company’s principal offices at 1 Freedom Valley Drive, Oaks, PA 19456-1100, telephone number (610) 676-100

1 FREEDOM VALLEY DRIVE

OAKS, PA 19456-1100

610 676 1000

WWW.SEIC.COM

SEI INVESTMENTS COMPANY

1 FREEDOM VALLEY DRIVE

P.O. BOX 1099

OAKS, PA 19456-1100

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by SEI Investments Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SEI Investments Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M23715-P95594

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SEI INVESTMENTS COMPANY

Vote on Directors

1. Election of Directors

Nominees: (class with term expiring 2013): 01) Alfred P. West 02) William M. Doran

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposal

2. Ratification of the appointment of PricewaterhouseCoopers LLP as SEI Investments Company’s independent registered public accountants for 2010.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For

Against

Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes

No

This proxy is being solicited on behalf of the Board of Directors of SEI Investments Company. This proxy, when properly executed, will be voted in the manner directed herein. The Board recommends a vote FOR both proposals. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M23716-P95594

PROXY

SEI INVESTMENTS COMPANY

PROXY

This proxy is solicited on behalf of our Board of Directors.

The undersigned shareholder of SEI Investments Company (the “Company”) hereby appoints N. Jeffrey Klauder and Ruth A. Montgomery, the proxy or proxies of the undersigned, and hereby authorizes him or her to represent and to vote as designated on the reverse, all shares of Common Stock of the Company held of record by the undersigned at the close of business on March 24, 2010, at the Annual Meeting of Shareholders to be held on May 25, 2010, and at any adjournments thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side